N e w s R e l e a s e CRESTWOOD MIDSTREAM PARTNERS LP 717 Texas Avenue, Suite 3150 Houston, TX 77002 www.crestwoodlp.com
Crestwood Midstream Partners LP Announces
Second Quarter 2011 Results
Recent Acquisitions Boost Second Quarter Performance to Record Levels
HOUSTON, TEXAS, August 8, 2011 — Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood LP” or the “Partnership”) reported today its second quarter 2011 financial results.
Second Quarter Summary Results

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except as noted)	2011	2010	2011	2010
Net income	$10,227	$10,113	$19,603	$16,302
Net income, adjusted	$13,799	$10,113	$25,140	$16,302

Net income per unit (diluted basis)	$0.22	$0.31	$0.49	$0.52
Adjusted net income per unit (diluted basis)	$0.31	$0.31	$0.64	$0.52

Adjusted EBITDA	$29,808	$18,773	$50,402	$33,058
Adjusted distributable cash flow	$23,421	$16,090	$41,547	$28,178
Volumes gathered (MMcf)	50,918	29,609	90,319	55,406
Volumes processed (MMcf)	14,559	11,494	25,519	22,738
Crestwood LP’s adjusted earnings before interest, income taxes, depreciation, amortization and accretion (“EBITDA”) increased 59 percent to $29.8 million for the three months ended June 30, 2011, compared to adjusted EBITDA of $18.8 million during the second quarter 2010. Adjusted distributable cash flow increased 46 percent to $23.4 million in the recent quarter as compared to $16.1 million in the second quarter 2010. Adjusted net income for the second quarter 2011, increased by 36 percent to $13.8 million from the comparable period in 2010. Results for the second quarter 2011 have been adjusted to reflect approximately $1.1 million of expenses related to the acquisition of certain midstream assets from Frontier Gas Services, LLC (“Frontier”) on April 1, 2011 and $2.5 million of financing fees related to a bridge credit facility that was terminated in connection with the issuance of $200 million in aggregate principal amount of 7.75 percent fixed-rate senior notes on April 1, 2011.
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Net income for the second quarter 2011 was $10.2 million, compared to $10.1 million during the second quarter 2010. Net income per unit reflects the issuance of 6.2 million Class C units on April 1, 2011 and 1.8 million common units on May 4, 2011.
Adjusted net income, adjusted net income per unit, adjusted EBITDA and adjusted distributable cash flow are non-generally accepted accounting principles (“non-GAAP”) financial measures that are defined and reconciled later in this press release to their most directly comparable U.S. GAAP financial measures.
“The second quarter 2011 was another outstanding quarter for the Partnership and the third consecutive quarter of improving performance since we took over management of the Partnership on October 1, 2010,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood LP’s general partner. “The recent quarter’s performance reflects continued volume growth in the Barnett Shale due to new pipeline projects and improved well performance. Additionally, our newly acquired assets in the Fayetteville Shale and Granite Wash made a meaningful contribution to our quarterly performance as we transitioned these assets from Frontier to Crestwood. The Partnership’s adjusted distributable cash flow of $23.4 million was 1.4 times the cash distribution declared for the second quarter 2011 and enabled us to increase the distribution to $0.46 per unit, which represented a 9.5 percent increase over the distribution paid for the same period last year,” continued Phillips.
“We continue to execute on our midstream shale play strategy. As we continue to develop the Crestwood organization, we are evaluating additional opportunities in other high growth shale plays that will expand our organic growth potential. This is a very exciting time to be in the midstream business,” noted Phillips.
Review of Operating Performance
Operating revenues totaled $55.5 million for the second quarter 2011, compared to $27.2 million for the second quarter 2010. Operating revenues from the Fayetteville Shale and Granite Wash assets acquired in 2011 totaled $19.6 million, including $12.5 million from product sales. Operating revenues attributable to the Barnett Shale assets increased $8.7 million, or 32 percent, from the second quarter 2010.
Natural gas volumes gathered during the second quarter 2011 averaged 560 million cubic feet per day (MMcf/d), as compared to 438 MMcf/d and 325 MMcf/d gathered during the first quarter 2011 and second quarter 2010, respectively. In the Barnett Shale, 65 additional wells were connected during the six months ended June 30, 2011, compared with 49 wells connected during the same period in 2010. Additionally, well production has been improved due to the benefits of longer laterals being drilled and improved completion techniques by producers. During the second quarter 2011 gathering volumes on the Alliance System, Cowtown System and Lake Arlington Dry System totaled 196 MMcf/d, 150 MMcf/d and 104 MMcf/d,

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respectively, representing increases of 33 percent, 18 percent and 105 percent, respectively, over the second quarter 2010, reflecting continued producer development in the core areas surrounding the Alliance and Lake Arlington gathering areas. Gathering volumes from the assets in the Fayetteville Shale and Granite Wash acquired on April 1, 2011 totaled 98 MMcf/d for the second quarter 2011. During the second quarter 2011, Crestwood transitioned midstream operations from Frontier, and worked with both Chesapeake Energy Corporation (Chesapeake) and BHP Billiton Petroleum (BHP) to assist in the transition of production operations relating to BHP’s acquisition of Chesapeake’s Fayetteville Shale assets which closed on March 31, 2011.
Operations and maintenance (“O&M”) expenses totaled $8.6 million in the second quarter 2011, compared with $6.0 million in the second quarter 2010. O&M expense attributable to the Barnett Shale, which included Las Animas, totaled $5.7 million in the second quarter 2011. O&M expense for the acquired assets in the Fayetteville Shale and Granite Wash totaled $2.9 million in the second quarter 2011. Second quarter performance reflects a combination of more efficient operations and the benefit of higher utilization rates in the Barnett Shale. O&M expenses per unit of throughput on our gathering systems for the second quarter 2011 and 2010 were $0.14 per thousand cubic feet (Mcf) and $0.17 per Mcf, respectively, which excludes property tax expense of $1.4 million and $1.0 million in the respective periods.
General and administrative expenses totaled $6.1 million in the second quarter 2011, including $1.1 million of non-recurring expenses related to the Frontier acquisition noted above. Excluding the non-recurring expenses, general and administrative expenses increased $2.6 million compared to the second quarter of 2010. The increased expense in 2011 reflects the transition to a stand-alone midstream entity coupled with the increased scope of business activity.
At June 30, 2011, Crestwood LP had $437.5 million of debt outstanding, comprised of the $200 million principal amount of 7.75 percent fixed-rate senior notes, and $237.5 million of borrowings under its revolving credit facility. The weighted average interest rate of revolving credit facility borrowings was 3.1 percent at June 30, 2011. Effective April 1, 2011, Crestwood LP expanded the capacity under its revolving credit facility by $100 million, bringing total availability to $500 million.
Capital spending for the six months ended June 30, 2011 totaled $16.9 million, comprised of $11.1 million in the Barnett Shale, $5.1 million in the Fayetteville Shale and Granite Wash assets acquired on April 1, 2011, and maintenance capital spending of $0.7 million. Growth capital spending in the Barnett Shale was primarily used for the expansion of the Alliance System. Capital spending for the Fayetteville Shale and Granite Wash was comprised primarily of new laterals in the Prairie Creek and Woolly Hollow gathering areas and progress payments on a new gas processing facility.

NEWS RELEASE

Conference Call
Crestwood LP will host a conference call for investors and analysts on Monday, August 8, 2011, beginning at 10:30 a.m. Central Time, to discuss the second quarter 2011 performance. Interested parties may participate in the call by calling 877-681-3374 and entering passcode 3715524. The conference call will also be webcast live and can be accessed through the Investor Relations section of our website at www.crestwoodlp.com.
A replay will be available for 30 days following the conference call by dialing 888-203-1112 and entering the replay passcode 3715524 or through the Investor Relations section on our website.
Use of Non-GAAP Financial Measures
This news release and the accompanying schedules include the non-GAAP financial measures of adjusted net income, adjusted net income per unit, EBITDA, adjusted EBITDA, distributable cash flow and adjusted distributable cash flow. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.
About Crestwood Midstream Partners LP
Houston, Texas-based Crestwood LP is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in North Texas, the Fayetteville Shale in Northwest Arkansas, the Granite Wash area in the Texas Panhandle and the Avalon Shale area of Southeastern New Mexico. For more information about Crestwood LP, visit www.crestwoodlp.com.
Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood LP’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood LP’s financial condition, results of

NEWS RELEASE

operations and cash flows include: changes in general economic conditions; fluctuations in natural gas prices; failure or delays by our customers in achieving expected production from natural gas projects; competitive conditions in our industry; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions and successfully integrate the acquired business and our ability to realize any cost savings and other synergies from any acquisition; any disruption from the recent acquisition of midstream assets from Frontier Gas Services, LLC making it more difficult to maintain relationships with customers, employees or suppliers; fluctuations in the value of certain of our assets and liabilities; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted amounts; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; and the effects of existing and future litigation; risks related to our substantial indebtedness as well as other factors disclosed in Crestwood LP’s filings with the Securities and Exchange Commission. You should read our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, our subsequently filed Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, for a more extensive list of factors that could affect results. All forward-looking statements in this news release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, further events or otherwise.
Investor Contact:
Mark Stockard
832-519-2207
mstockard@crestwoodlp.com
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NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per unit data — Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue
Gathering revenue — related party	$24,515	$18,405	$47,866	$34,794
Gathering revenue	8,425	1,340	9,901	2,455
Processing revenue — related party	7,903	6,774	14,540	13,253
Processing revenue	659	675	1,175	1,431
Product sales	14,033	—	14,433	—

Total revenue	55,535	27,194	87,915	51,933

Expenses
Operations and maintenance	8,634	6,022	15,592	13,415
Product purchases	12,105	—	12,528	—
General and administrative	6,060	2,399	12,430	5,460
Depreciation, amortization and accretion	8,361	5,642	14,386	11,007

Total expenses	35,160	14,063	54,936	29,882

Operating income	20,375	13,131	32,979	22,051

Interest expense	9,819	2,945	12,825	5,623

Income from continuing operations before income taxes	10,556	10,186	20,154	16,428

Income tax provision	329	73	551	126

Net income	$10,227	$10,113	$19,603	$16,302

General partner interest in net income	$1,628	$677	$2,516	$778
Limited partners’ interest in net income	$8,599	$9,436	$17,087	$15,524

Basic income per unit:
Net earnings per limited partner unit — basic	$0.27	$0.33	$0.54	$0.54

Diluted income per unit:
Net earnings per limited partner unit — diluted	$0.22	$0.31	$0.49	$0.52

Weighted average number of common units outstanding:
Basic	32,315	28,502	31,754	28,502
Diluted	38,694	31,958	35,029	31,952
Distributions declared per unit (attributable to the period ended)	$0.46	$0.42	$0.90	$0.81

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
In thousands, except for unit data — Unaudited

	June 30,	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$551	$2
Accounts receivable	8,582	1,679
Accounts receivable — related party	26,002	23,003
Prepaid expenses and other	2,578	1,052

Total current assets	37,713	25,736

Property, plant and equipment, net	688,398	531,371
Intangible assets, net	115,471	—
Goodwill	91,168	—
Other assets	19,905	13,520

Total assets	$952,655	$570,627

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Capital leases	$2,652	$—
Accounts payable — related party	4,048	4,267
Accrued additions to property, plant and equipment	10,331	11,309
Accounts payable and other	17,421	2,917

Total current liabilities	34,452	18,493

Long-term debt	437,500	283,504
Long-term capital leases	5,286	—
Asset retirement obligations	10,664	9,877

Partners’ capital
Common unitholders (32,987,696 and 31,187,696,units issued and outstanding at June 30, 2011 and December 31, 2010)	300,752	258,069
Class C unit holders (6,337,093 and 0 units issued and outstanding at June 30, 2011 and December 31, 2010, respectively)	154,056	—
General partner	9,945	684

Total partners’ capital	464,753	258,753

	$952,655	$570,627

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands — Unaudited

	Six Months Ended June 30,
	2011	2010
Operating activities:
Net income	$19,603	$16,302
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	14,110	10,765
Accretion of asset retirement obligations	276	242
Deferred income taxes	—	126
Equity-based compensation	565	1,334
Non-cash interest expense	1,610	2,709
Changes in assets and liabilities:
Accounts receivable	(6,568)	141
Prepaid expenses and other	(1,612)	(1,011)
Accounts receivable — related party	(2,999)	(6,323)
Accounts payable — related party	(219)	—
Accounts payable and other	13,791	2,464

Net cash provided by operating activities	38,557	26,749

Investing activities:
Capital expenditures	(16,888)	(34,845)
Acquisitions, net of cash acquired	(353,966)	—
Distribution to Quicksilver for Alliance Midstream Assets	—	(80,276)

Net cash used in investing activities	(370,854)	(115,121)

Financing activities:
Proceeds from senior notes	200,000	—
Proceeds from credit facility	64,200	124,500
Repayments of credit facility	(110,204)	(23,100)
Debt issuance costs paid	(6,982)	—
Proceeds from issuance of Class C units, net	152,671	—
Proceeds from issuance of Common units, net	53,550	11,054
Contributions by partners	8,741	—
Distributions paid	(29,130)	(23,128)
Taxes paid for equity-based compensation vesting	—	(1,144)

Net cash provided by financing activities	332,846	88,182

Net cash increase (decrease)	549	(190)
Cash and cash equivalents at beginning of period	2	746

Cash and cash equivalents at end of period	$551	$556

NEWS RELEASE

CRESTWOOD MIDSTREAM PARTNERS LP
OPERATING STATISTICS
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Volume Data:
Volumes gathered (MMcf)	50,918	29,609	90,319	55,406
Volumes processed (MMcf)	14,559	11,494	25,519	22,738
CRESTWOOD MIDSTREAM PARTNERS LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In thousands, except for per unit data — Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income	$10,227	$10,113	$19,603	$16,302
Items impacting net income attributable to the closing of the Crestwood and Frontier acquisitions:
Transition related expenses	1,072	—	3,037	—
Interest expense (bridge loan fees)	2,500	—	2,500	—

Adjusted net income	$13,799	$10,113	$25,140	$16,302

Net income per limited partner unit (diluted basis)	$0.22	$0.31	$0.49	$0.52
Items impacting net income attributable to the closing of the Crestwood and Frontier acquisitions	0.09	—	0.15	—

Adjusted net income per limited partner unit (diluted basis)	$0.31	$0.31	$0.64	$0.52

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income from continuing operations	$10,227	$10,113	$19,603	$16,302
Depreciation, amortization and accretion expense	8,361	5,642	14,386	11,007
Income tax provision	329	73	551	126
Non-cash interest expense	932	1,245	1,610	2,709
Non-cash equity compensation	282	667	565	1,334
Maintenance capital expenditures	(282)	(1,650)	(705)	(3,300)

Distributable cash flow	19,849	16,090	36,010	28,178
Add: Non-recurring transaction related expenses	3,572	—	5,537	—

Adjusted distributable cash flow	$23,421	$16,090	$41,547	$28,178

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Total revenues	$55,535	$27,194	$87,915	$51,933
Operations and maintenance expense	8,634	6,022	15,592	13,415
Product purchases	12,105	—	12,528	—
General and administrative expense	6,060	2,399	12,430	5,460

EBITDA	28,736	18,773	47,365	33,058
Non-recurring transaction related expenses	1,072	—	3,037	—

Adjusted EBITDA	29,808	18,773	50,402	33,058
Less:
Depreciation, amortization and accretion expense	8,361	5,642	14,386	11,007
Interest expense	9,819	2,945	12,825	5,623
Income tax provision	329	73	551	126
Non-recurring transaction related expenses	1,072	—	3,037	—

Net income from continuing operations	$10,227	$10,113	$19,603	$16,302